Exhibit 4.10

SPIRENT plc

THIRD AMENDMENT, CONSENT AND

WAIVER AGREEMENT

DATED MARCH 1, 2005

US$10,000,000
AMENDED AND RESTATED SERIES A SENIOR NOTES DUE NOVEMBER 23, 2006

US$63,406,000
AMENDED AND RESTATED SERIES B SENIOR NOTES DUE NOVEMBER 23, 2009

US$115,000,000
AMENDED AND RESTATED SERIES C SENIOR NOTES DUE NOVEMBER 23, 2009

US$29,594,000
AMENDED AND RESTATED SERIES D SENIOR NOTES DUE NOVEMBER 23, 2009

BINGHAM MCCUTCHEN LLP
LONDON

SPIRENT plc

THIRD AMENDMENT, CONSENT AND

WAIVER AGREEMENT

US$10,000,000
AMENDED AND RESTATED SERIES A SENIOR NOTES DUE NOVEMBER 23, 2006

US$63,406,000
AMENDED AND RESTATED SERIES B SENIOR NOTES DUE NOVEMBER 23, 2009

US$115,000,000
AMENDED AND RESTATED SERIES C SENIOR NOTES DUE NOVEMBER 23, 2009

US$29,594,000
AMENDED AND RESTATED SERIES D SENIOR NOTES DUE NOVEMBER 23, 2009

Dated March 1, 2005

To each of the Current Noteholders
Named in Annex 1 hereto:

Ladies and Gentlemen:

SPIRENT plc, a limited company organized and existing under the laws of England and Wales with registered number 470893 (together with its successors and assigns, the “Company”), hereby agrees with you as follows:

1.            PRIOR ISSUANCE OF NOTES, ETC.

Pursuant to the separate Note Purchase Agreements, dated November 23, 1999, among the Company (formerly known as Bowthorpe plc) and, respectively, the purchasers named in Schedule A thereto (as amended and restated pursuant to the Amended and Restated Note Purchase Agreement dated March 11, 2003 and as further amended pursuant to the Amendment and Consent Agreement dated December 31, 2003 and the Second Amendment and Consent Agreement dated August 13, 2004, and as in effect immediately prior to giving effect to the Amendments (defined below) provided for by this Agreement, collectively, the “Existing Note Purchase Agreement”, and as may be amended pursuant to the Amendments or further amended, restated or otherwise modified from time to time, collectively, the “Note Purchase Agreement”), the Company issued and sold (a) US$10,000,000 aggregate original principal amount of its Amended and Restated Series A Senior Notes due November 23, 2006, (b) US$63,406,000 aggregate original principal amount of its Amended and Restated Series B Senior Notes due November 23, 2009,

(c) US$115,000,000 aggregate original principal amount of its Amended and Restated Series C Senior Notes due November 23, 2009, and (d) US$29,594,000 aggregate original principal amount of its Amended and Restated Series D Notes due November 23, 2009 (as in effect immediately prior to the Effective Time (as defined below), the “Existing Notes” and, as may be amended pursuant to the Amendments or further amended, restated or otherwise modified from time to time, the “Notes”).

This Third Amendment, Consent and Waiver Agreement is referred to herein as this “Agreement”.  The register kept by the Company for the registration and transfer of the Notes indicates that each of the Persons named in Annex 1 (collectively, the “Current Noteholders”) is currently a holder of the Notes in the aggregate principal amount indicated opposite such Person’s name in such Annex and that the Persons named in Annex 1 currently hold 100% of the outstanding Notes.

2.             DEFINED TERMS.

Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Existing Note Purchase Agreement.

3.             REQUEST FOR CONSENT.

The Company requests that each of you consent to the Amendments with respect to certain terms of the Existing Note Purchase Agreement and to certain other matters specified in this Agreement.

4.             COMPANY WARRANTIES AND REPRESENTATIONS.

To induce you to enter into this Agreement, the Company warrants and represents as follows (it being agreed, however, that nothing in this Section 4 shall affect any of the warranties and representations previously made by the Company in or pursuant to the Note Purchase Agreement and that all of such other warranties and representations, as well as the warranties and representations in this Section 4, shall survive the effectiveness of the Amendments and the Waiver):

4.1          Corporate Organization and Authority.

(a)           The Company and each of its Material Subsidiaries is a corporation or other legal entity duly organized, validly existing and, in the case of each such Material Subsidiary organized under the laws of any state of the United States of America, in good standing under the laws of its jurisdiction of incorporation.

(b)           The Company and each of its Material Subsidiaries has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact its business as now conducted and as presently proposed to be conducted.

(c)           The Company and each of its Material Subsidiaries is duly qualified and, in the case of each such Material Subsidiary conducting business in any state of the United States of America, is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it, or the nature of the property owned or leased by it, makes such qualification required by law and where failure to be so qualified or in good standing would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

4.2          Financial Indebtedness.

The Financial Indebtedness of the Company and its Subsidiaries as at December 31, 2004 is described in Part 4.2 of Annex 2.

4.3          Agreements Authorized; Obligations Enforceable.

(a)           The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action on its part.  This Agreement has been executed and delivered by one or more duly authorized officers or directors of the Company, and each of this Agreement, the Notes and the Note Purchase Agreement, after giving effect to the Amendments and the Waiver, constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability hereof and thereof may be limited by:

(i)            applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally; and

(ii)           general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b)           The execution and delivery by the Guarantors of the Acknowledgement and Consent attached hereto has been duly authorized by all necessary action on the part of each Guarantor.  The Acknowledgement and Consent attached hereto has been executed and delivered by one or more duly authorized officers or directors of each Guarantor, and the Subsidiary Guarantees, after giving effect to the Amendments and the Waiver, will constitute a legal, valid and binding obligation of each Guarantor in respect thereof, enforceable in accordance with their terms, except that the enforceability hereof and thereof may be limited by:

(i)            applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally; and

(ii)           general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.4          No Conflicts.

Neither the execution nor delivery of this Agreement, nor performance by the Company with the terms and provisions of the Notes or the Note Purchase Agreement, after giving effect to the Amendments and the Waiver, nor compliance by each Guarantor with the terms and provisions of its respective Subsidiary Guarantee, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties of the Company or any of its Subsidiaries under the memorandum or articles of association (or charter or by-laws) of the Company or any of its Subsidiaries, or any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject (including, without limitation, the 2005 Bank Facility (defined below) and any agreement with shareholders).

4.5          Full Disclosure.

Neither this Agreement nor any other written statement furnished by or on behalf of the Company or any of its Subsidiaries to the Current Noteholders in connection with the proposal and negotiation of the Amendments and the Waiver, or the other terms and provisions of this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein, taken as a whole, under the circumstances under which made, not misleading.  Except as previously disclosed in writing to each Current Noteholder, there is no fact known to the Company or any Material Subsidiary that could reasonably be expected to have a Material Adverse Effect upon the business, operations or principal properties of the Company and its Subsidiaries taken as a whole.

4.6          Amendments to 2005 Bank Facility.

There have been no amendments, waivers or other modifications to the new credit facility dated February 2, 2005 which replaces the New Bank Facility (as defined in the Amendment and Consent Agreement dated December 31, 2003) and provides for total commitments or borrowing availability in an aggregate amount of at least £30,000,000 (the “2005 Bank Facility”) subsequent to February 2, 2005, and the 2005 Bank Facility is in full force and effect on the date hereof.

4.7          No Defaults.

After giving effect to the Waiver provided in Section 6, no Default or Event of Default has occurred and is continuing.  No event has occurred and no condition exists that would constitute a default, event of default or potential default (howsoever described) under the 2005 Bank Facility.

4.8          Guaranties.

No Subsidiary of the Company, other than Subsidiaries which are Guarantors as at the Effective Time, has entered into or is liable under any guaranty of any Financial Indebtedness of any Person arising under the 2005 Bank Facility.

5.             AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT.

Subject to the conditions specified in Section 7, the Existing Note Purchase Agreement is hereby amended in the manner provided in Exhibit A to this Agreement (the “Amendments”).

6.             WAIVER.

Subject to the conditions specified in Section 7, each Noteholder party hereto hereby waives (the “Waiver”), from the date of this Agreement, the Event of Default constituted by the breach by the Company of the provision of the letter agreement dated February 18, 2004 between the Company and the Current Noteholders attached hereto as Annex 3 requiring the Company to extend or refinance the New Bank Facility prior to January 30, 2005 (the existence of which Event of Default the Company hereby acknowledges and confirms). The Company acknowledges and confirms that the Current Noteholders do not confirm or waive, and fully reserve all their rights with respect to, any other Default or Event of Default that may have occurred or may occur.

7.             CONDITIONS TO EFFECTIVENESS.

The Amendments and the Waiver shall each become effective, if at all, at such time (the “Effective Time”) as the Company and the Required Holders shall have executed and delivered counterparts of this Agreement and the following conditions shall have been satisfied by the Company (or waived by the Required Holders):

7.1          Representations and Warranties.

The representations and warranties set forth in Section 4 shall be true and correct.

7.2          Due Authorization, etc.

The Company shall have authorized, by all necessary corporate action, the execution and delivery of this Agreement, the performance of all of its obligations under this Agreement, and the consummation of all transactions by it contemplated by this Agreement, and each Guarantor shall have authorized, by all necessary corporate action, the execution and delivery of the Acknowledgement and Consent attached hereto, and the Current Noteholders and their special counsel shall have received such certificates and other evidence to such effect (including, without limitation, secretary’s certificates and board resolutions) as the Required Holders and their special counsel may reasonably request.

7.3          Fees and Expenses.

The Company shall have paid all amounts required to have been paid to date pursuant to Section 8, including, without limitation, the reasonable fees and expenses of Bingham McCutchen LLP, special counsel for the holders of the Notes, and PricewaterhouseCoopers LLP, reporting accountants to the holders of the Notes, as reflected in statements to be presented to the Company before the Effective Time.

7.4          Consent of Guarantors.

Each Guarantor shall have indicated its acknowledgement and consent in respect of this Agreement by executing and delivering the Acknowledgement and Consent attached hereto.

8.             EXPENSES.

Whether or not the Amendments and/or the Waiver become effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable out-of-pocket costs and expenses of the Current Noteholders relating to this Agreement and all related documentation contemplated herein, including, but not limited to, (a) the cost of reproducing this Agreement and any other documents delivered in connection herewith and the transactions contemplated hereby, and (b) the reasonable fees and expenses of Bingham McCutchen LLP, special counsel for the holders of the Notes, and PricewaterhouseCoopers LLP, reporting accountants to the holders of the Notes, incurred in connection with such matters.

9.             MISCELLANEOUS.

9.1          Part of Note Purchase Agreement, Future References, etc.

This Agreement shall be construed in connection with and as a part of the Notes and the Note Purchase Agreement and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Notes, the Note Purchase Agreement and the Subsidiary Guarantees are hereby ratified and shall be and remain in full force and effect.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Notes and the Note Purchase Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

9.2          Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

9.3          Duplicate Originals, Execution in Counterpart.

Two (2) or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed in one or more counterparts and shall be effective at the time provided in Section 7 and each set of counterparts that, collectively, show execution by the Company and each consenting Current Noteholder shall constitute one duplicate original.

[signature pages immediately follow]

If this Agreement is satisfactory to you, please so indicate by signing the applicable acceptance on a counterpart hereof and returning such counterpart to the Company.

Very truly yours,

SPIRENT plc

By
Name:
Title:

[Signature page for THIRD AMENDMENT, CONSENT AND WAIVER AGREEMENT of SPIRENT PLC]

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Delaware Investment Advisers, a Series of Delaware
Management Business Trust, Its Attorney-in-Fact

By
Name:
Title:

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:	Delaware Investment Advisers, a Series of Delaware
Management Business Trust, Its Attorney-in-Fact

By
Name:
Title:

FIRST PENN-PACIFIC LIFE INSURANCE COMPANY

By:	Delaware Investment Advisers, a Series of Delaware
Management Business Trust, Its Attorney-in-Fact

By
Name:
Title:

METROPOLITAN LIFE INSURANCE COMPANY

By
Name:
Title:

METROPOLITAN PROPERTY AND CASUALTY

INSURANCE COMPANY

By:	Metropolitan Life Insurance Company
Its Investment Manager

By
Name:
Title:

METROPOLITAN TOWER LIFE INSURANCE COMPANY

By:	Metropolitan Life Insurance Company
Its Investment Manager

By
Name:
Title:

TEACHERS INSURANCE AND ANNUITY

ASSOCIATION OF AMERICA

By
Name:
Title:

THE TRAVELERS INSURANCE COMPANY

By
Name:
Title:

PRIMERICA LIFE INSURANCE COMPANY

By
Name:
Title:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	CIGNA Investments, Inc. (authorized agent)

By
Name:
Title:

LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	CIGNA Investments, Inc. (authorized agent)

By
Name:
Title:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC as
Its Investment Adviser

By
Name:
Title:

SWISS RE LIFE & HEALTH AMERICA INC

By:	Swiss Re Asset Management (Americas) Inc.

By
Name:
Title:

ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned hereby acknowledges, consents and agrees to the terms and provisions of this Agreement and confirms that its Subsidiary Guarantee continues in full force and effect in respect of the Notes and the Note Purchase Agreement as amended by the Amendment and Consent Agreement dated December 31, 2003, the Second Amendment and Consent Agreement dated August 13, 2004 and by the terms of this Agreement.

EXECUTED by

PG DRIVES TECHNOLOGY, INC.

By:
Name:
Title:

EXECUTED by

SPIRENT COMMUNICATIONS INC.

By:
Name:
Title:

EXECUTED by

SPIRENT COMMUNICATIONS OF ROCKVILLE, INC.

By:
Name:
Title:

EXECUTED by

HELLERMANNTYTON CORPORATION

By:
Name:
Title:

EXECUTED by

HELLERMANNTYTON CANADA INCORPORATED

By:
Name:
Title:

EXECUTED by

SPIRENT COMMUNICATIONS OF OTTAWA LIMITED

By:
Name:
Title:

EXECUTED by

PG INTERNATIONAL PLC

By:
Name:
Title:

EXECUTED by

HELLERMANNTYTON DATA LIMITED

By:
Name:
Title:

EXECUTED by

SPIRENT COMMUNICATIONS (SCOTLAND) LIMITED

By:
Name:
Title:

EXECUTED by

SPIRENT COMMUNICATIONS (SW) LIMITED

By:
Name:
Title:

EXECUTED by

SPIRENT COMMUNICATIONS LIMITED

By:
Name:
Title:

EXECUTED by

SPIRENT HOLDINGS CORPORATION

By:
Name:
Title:

EXECUTED by

SPIRENT FINANCING CORP.

By:
Name:
Title:

EXECUTED by

NETCOM SYSTEMS HOLDINGS CORPORATION

By:
Name:
Title:

EXECUTED by

SPIRENT OVERSEAS LIMITED

By:
Name:
Title:

ANNEX 1

CURRENT NOTEHOLDERS

Series A Notes

Name of Noteholder	Principal Amount of Notes Held
The Travelers Insurance Company	$5,467,312.91

Series B Notes

Name of Noteholder	Principal Amount(s) of Notes Held
Connecticut General Life Insurance Company	$11,944,461.95
Life Insurance Company of North America	$2,571,036.00
Massachusetts Mutual Life Insurance Company	$11,426,826.67
Primerica Life Insurance Company	$1,714,024.00
The Travelers Insurance Company	$8,570,120.01

Series C Notes

Name of Noteholder	Principal Amount(s) of Notes Held
Metropolitan Life Insurance Company	$33,804,997.13
Metropolitan Tower Life Insurance Company	$4,583,728.42
Metropolitan Property and Casualty Insurance Company	$4,583,728.42
Teachers Insurance and Annuity Association of America	$22,918,642.11

Series D Notes

Name of Noteholder	Principal Amount(s) of Notes Held
Swiss Re Life & Health America Inc	$1,164,566.35
The Lincoln National Life Insurance Company	$14,611,813.99
Lincoln Life & Annuity Company of New York	$291,141.59
First Penn-Pacific Life Insurance Company	$1,164,566.35

1

ANNEX 2

INFORMATION AS TO COMPANY AND SUBSIDIARIES

Part 4.2	Financial Indebtedness

[See attached spreadsheet]

2

SPIRENT PLC AND ITS SUBSIDIARIES

FINANCIAL INDEBTEDNESS AS OF AS AT 31 DECEMBER 2004

	TOTAL O/DRAFT FACILITIES AVAILABLE (000)	TOTAL LOAN FACILITIES AVAILABLE (000)	OVERDRAFT BALANCE AS AT 31-Dec-04 (000)	LOAN BALANCE AS AT 31-Dec-04 (000)	TOTAL OUTSTANDING 31-Dec-04 GBP (000)

SECURED	855	3,306	724	3,044	3,768
UNSECURED	6,010	95,815	80	65,198	65,278
FINANCE LEASES			—	9,559	9,559
TOTAL	6,866	99,121	804	77,801	78,605
UNSECURED SPIRENT PLC INDEBTEDNESS	6,000	95,009	—	65,009	65,009

TOTAL SUBSIDIARY FINANCIAL INDEBTEDNESS	£866	£4,112	£804	£12,792	£13,596

ANNEX 3

[See attached letter agreement dated February 18, 2004]

3

SPIRENT plc

18 February 2004

To each of the Current Noteholders

Named in Annex 1 hereto:

                With reference to (i) the Amendment and Consent Agreement dated as of December 31, 2003 (the "Amendment Agreement"; all capitalized terms used herein without definition to have the meanings assigned thereto in the Amendment Agreement), among you and Spirent plc (the "Company") and (ii) the New Bank Facility, the Company hereby agrees that it shall, no earlier than December 31, 2004 but prior to January 30, 2005, exercise the Term-Out Option contained in the New Bank Facility unless prior to such exercise date the New Bank Facility has been extended or refinanced so as to comply with the provisions of Section 9.8 of the Note Purchase Agreement.  Immediately after exercising such Term-Out Option, the Company shall give the Current Noteholders and their special counsel Bingham McCutchen LLP written notice of such exercise.  Any breach of this letter agreement shall constitute an Event of Default under the Note Purchase Agreement.

Very truly yours
SPIRENT PLC

By:	/s/ Eric Hutchinson
Name: Eric Hutchinson
Title: Director

EXHIBIT A

AMENDMENTS

§1           Amendments to Section 7.1(B) of the Existing Note Purchase Agreement.  Section 7.1(B) of the Existing Note Purchase Agreement is hereby amended by deleting the word “and” at the end of Section 7.1(B)(j), deleting the period and inserting the word “;and” at the end of Section 7.1(B) (k) and by adding a new 7.1(B)(1) in its appropriate place in such Section:

“(l)          Conference Call — by way of a conference call conducted on a semi-annual basis within seven days of receipt by the Noteholders of the Company’s annual statements or semi-annual statements, as the case may be, by the group finance director of the Company with the Noteholders and their special counsel, an update on the Group’s financial performance.”

§2           Amendment to Section 10.3 of the Existing Note Purchase Agreement.  Section 10.3 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“10.3 Liens, etc.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary (and in no event shall any amounts outstanding under the Bank Facility, any Committed Medium-Term Financing or any Committed External Financing be secured by any Liens) whether now owned or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, (x) such security to be granted (i) no later than the date upon which the Lien is granted, and (ii) pursuant to an agreement reasonably satisfactory to the Required Holders and (y) if such obligations are the Bank Facility, any Committed Medium-Term Financing or any Committed External Financing, the holders of such obligations shall have entered into an intercreditor agreement with the Noteholders satisfactory in form, scope and substance to each Noteholder in its sole discretion and, in any case, the Notes shall have the benefit to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property, except:

(a)           Liens existing as of December 31, 2002 and described in Schedule 5.13;

(b)           Liens for taxes or assessments or other applicable governmental charges or levies not yet delinquent or which are being contested as permitted by Section 9.4;

(c)           Liens created or arising by operation of law in the ordinary course of business, including, without limitation, landlords’ liens and statutory liens of carriers, warehousemen, mechanics, materialmen, vendors and other Liens securing amounts which are not yet due or which are being contested on a timely basis in good faith by appropriate means (so long as the enforcement of any such Lien shall be stayed during such contest) and for which appropriate reserves or similar provision have been made under Applicable GAAP;

(d)           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety or appeal bonds, bids, leases, government contracts, performances in return of money bonds and similar obligations;

(e)           easements, rights-of-way, zoning and similar restrictions and other similar Liens not materially impairing the value of the property to which such restrictions or other similar Liens attach or interfering with the ordinary conduct of the business of the Company and its Subsidiaries;

(f)            any attachment or judgment Lien unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(g)           Liens in favor of banks or other depository institutions arising in the ordinary course of business from statutory rights of set-off;

(h)           Liens encumbering goods and documents of title with respect to such goods and arising in the ordinary course of business in connection with the issue of documentary letters of credit, in each case not incurred or made in connection with the borrowing of money or the obtaining of advances or similar credit, and Liens arising out of title retention provisions in a supplier’s standard condition of supply of goods acquired in the ordinary course of business (so long as the obligations that are material and are owing to such supplier are not overdue);

(i)            Liens in respect of property of any Subsidiary in favor of the Company or another Wholly-Owned Subsidiary;

(j)            in the case of any Person that after the date hereof is acquired by or consolidated with or merged with or into the Company or any Subsidiary, Liens existing at the time such Person is so acquired, consolidated or merged (and not incurred in anticipation thereof), or in the case of any property or assets acquired by the Company or any Subsidiary after the date hereof, Liens existing on such property or assets at the time of acquisition thereof (and not incurred in anticipation thereof), whether or not the Financial Indebtedness secured thereby is assumed by the Company or such Subsidiary, provided that:

(i)            no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be; and

(ii)           the Company shall cause such Lien to be discharged within 180 days after the effective date of such acquisition, consolidation or merger;

(k)           Liens in respect of property or assets (including real property) acquired or developed by the Company or any Subsidiary after the date hereof, which Liens are created at the time of acquisition or on or before completion of development of such property or assets, to secure Financial Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of developing such property or assets, provided that:

(i)            no such Lien shall extend to or cover any other property or assets of the Company or such Subsidiary, as the case may be; and

(ii)           the principal amount of the Financial Indebtedness secured by all such Liens in respect of any such property or assets shall not exceed the lesser of the Fair Market Value (determined at the time of acquisition or development) or the cost of such property or assets;

(l)            extensions, renewals or replacements of any Lien permitted by clause (a) or (k) of this Section 10.3 in connection with extensions, renewals or refundings of the Financial Indebtedness secured thereby (including the undrawn portion of facilities set forth in Schedule 5.13) so long as the principal amount of such Financial Indebtedness or facility is not increased and such Lien as so extended, renewed or replaced does not extend to or cover any property other than the property covered thereby immediately prior to such extension, renewal or replacement; and

(m)          other Liens to the extent not otherwise permitted by clauses (a) through (l) of this Section 10.3, inclusive, provided that the sum of (i) the aggregate amount of the Financial Indebtedness and other obligations of the Group secured by Liens other than Liens listed on Schedule 5.13 except to the extent the principal amount secured by such Lien exceeds the amount stated in such Schedule, plus (without duplication) (ii) Total Subsidiary Debt at such time, does not exceed £30,000,000 (or its equivalent in other currencies) at such time.

Notwithstanding the foregoing provisions of this Section 10.3, the Company shall not, and shall procure that no member of the Group shall, create or allow to exist any Lien on any of its assets in favor of a Person securing any amounts outstanding under the Bank Facility, the New Bank Facility, the 2005 Bank Facility, any Committed Medium-Term Financing, any Committed External Financing or any bank or other creditor financing facility replacing such facility or any part of such facility, regardless of the principal amount or the committed amount secured or the scheduled final maturity date thereof.  If any member of the Group intends to create, creates or permits to subsist any Lien on any of its assets in violation of the preceding sentence, the Company shall ensure, by no later than the date on which such Lien is granted, that (x) the relevant member of the Group executes such security and intercreditor documentation as the Required Holders may require to ensure that all the obligations under the Financing Documents shall be secured by the same assets and shall rank pari passu with the other obligations secured on those assets, or (y) at the request of the Company, such other security and intercreditor documentation in respect of any other assets of the Group as the Required Holders shall agree, provided that in the case of both (x) and (y) such violation shall nevertheless constitute an Event of Default.”

§3           Amendment to Section 10.4(b) of the Existing Note Purchase Agreement.  Section 10.4(b) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b)         Prior to the Normalization Date, the Company will not, and will not permit any Subsidiary to, make any Transfer without the prior written consent of the Required Holders except for Permitted Disposals and Asset Dispositions permitted under Section 10.2; provided that, notwithstanding the terms hereof, no Transfer will be permitted under this Section 10.4(b) if it is otherwise prohibited by the terms of the 2005 Bank Facility or any replacement bank or other credit or financing facility in respect thereof.”

§4           Amendment to Section 10.4(c) of the Existing Note Purchase Agreement.  Section 10.4(c) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(c)         On and after the Normalization Date, except as permitted under Section 10.2 of this Agreement, the Company will not, and will not permit any Subsidiary to, make an Asset Disposition unless:

(i)            in the good faith opinion of the Company, the Asset Disposition is in the best interest of the Company or such Subsidiary;

(ii)           immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

(iii)          immediately after giving effect to the Asset Disposition, the Net Proceeds Amount arising from all Asset Dispositions of all property that was the subject of any Asset Disposition occurring on and after the Effective Date would not exceed £25,000,000.

If the Net Proceeds Amount received in respect of any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 365 days after such Transfer, then such Net Proceeds Amount shall be excluded for the purpose of determining compliance with clause (c) of this Section 10.4 as of any date.  Notwithstanding the foregoing, no Asset Disposition will be permitted under this Section 10.4(c) if it is otherwise prohibited by the terms of the 2005 Bank Facility or any replacement bank or other credit or financing facility in respect thereof.”

§5           Amendment to Section 10.7(d) of the Existing Note Purchase Agreement.  Section 10.7(d) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(d)         Required Additional Subsidiary Guarantees.  The Company will not permit any Subsidiary (other than a Subsidiary that is a Guarantor) to enter into, incur, grant or be or become liable under or otherwise permit to exist any Guaranty in respect of any Financial Indebtedness (other than the Financial Indebtedness evidenced by the Notes), unless a Subsidiary Guarantee has been granted by such Subsidiary in favor of the holders of the Notes in respect of the obligations of the Company under and pursuant to this Agreement and the Notes and such Subsidiary has otherwise complied with the provisions of clause (b) of this Section 10.7.”

§6           Amendment to Section 10.11(b) of the Existing Note Purchase Agreement.  Section 10.11(b) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b)         Acquisitions on and after the Normalization Date.  On and after the Normalization Date, the Company will not, and will not permit any of its Subsidiaries to, make an Acquisition or commit to make an Acquisition whether for cash, shares or other consideration unless the group finance director of the Company certifies to the holders of the Notes that such Acquisition would not on a pro forma basis have resulted in the Company breaching any of the financial covenants set out in this Agreement (and as in effect on and after the Normalization Date) on either of (i) the two Testing Dates immediately prior to and (ii) the two Testing Dates (based on the Company’s projections) immediately after the proposed date of the Acquisition.  For the purpose of calculating pro forma financial information for purposes of this Section 10.11(b) for a period ending on a Testing Date, it shall be assumed that the Acquisition shall have occurred on the first day of the Accounting Period (which for the avoidance of doubt shall be a twelve month period) ending on the applicable Testing Date.

Notwithstanding the foregoing, the Company will not, and will not permit any of its Subsidiaries to, make any Acquisition:

(a)           (except pursuant to clause (a)(i) or clause (a)(iii) above) during the continuance of an Event of Default under this Agreement whether before or after the Normalization Date; or

(b)           if any such Acquisition would be otherwise prohibited by the terms of the 2005 Bank Facility or any replacement bank facility.”

§7           Amendments to Schedule B of the Existing Note Purchase Agreement.  Schedule B of the Existing Note Purchase Agreement is hereby amended by replacing each of the following defined terms in its appropriate place in alphabetical order in such Schedule:

“Committed Medium-Term Financing — means a loan, credit or financing facility or facilities (including an extension to the 2005 Bank Facility) providing for revolving or term loans pursuant to a written commitment by one or more banks or other financial institutions or any other external debt financing entered into by the Company, in each case with a maturity or maturities of no earlier than February 1, 2006, providing for aggregate total commitments of not less than £30,000,000.”

“Designated Debt Subsidiaries — means On-Site Limited (provided that at least 90% of all of its Voting Shares, other equity interests and voting interests are at all times owned directly or indirectly by the Company (except directors’ qualifying shares and shares or other equity interests owned by directors or employers to the extent such ownership is required to comply with applicable local law or regulation)), HellermannTyton (Pty) Limited (provided that at least 90% of all of its Voting Shares, other equity interests and voting interests are at all times owned directly or indirectly by the Company (except directors’ qualifying shares and shares or other equity interests owned by directors or employers to the extent such ownership is required to comply with applicable local law or regulation)), HellermannTyton Pte Limited (provided that at least 75% of all of its Voting Shares, other equity interests and voting interests are at all times owned directly or indirectly by the Company (except directors’ qualifying shares and shares or other equity interests owned by directors or employers to the extent such ownership is required to comply with applicable local law or regulation)) or HellermannTyton (Wuxi) Electrical Accessories Co. Ltd (provided that at least 75% of all of its Voting Shares, other equity interests and voting interests are at all times owned directly or indirectly by the Company (except directors’ qualifying shares and shares or other equity interests owned by directors or employers to the extent such ownership is required to comply with applicable local law or regulation)).”

“Network Products Division — means the Company’s division comprised of the following entities: HellermannTyton (“HT”), divisions of Spirent plc (divisions: HT Broadband, HT Plymouth, HT Ireland, HT BHD, HT Manchester and the assets and business of Staeng Limited), Staeng Limited, HT Data Limited, Spirent Australia pty Limited, HellermannTyton GmbH, HellermannTyton S.A., HellermannTyton pty Limited, HellermannTyton AB, HellermannTyton Limitada, HellermannTyton Srl, HellermannTyton Corporation, Spirent BV’s interest in HellermannTyton Pte Limited (75%), Spirent plc’s interest in Tyton Corporation of Japan (49%) and all Subsidiaries of such companies.”

“Permitted Bank — means:

(a)           any commercial bank or trust company having, in respect of its long-term unsecured debt obligations, a rating of “A” or higher by Standard & Poor’s or IBCA or “A-2” or higher by Moody’s or a comparable rating from a nationally recognized (in England) credit rating agency; or

(b)           the Bank Agent, so long as its ultimate parent shall have in respect of its long-term unsecured debt obligations, a rating of “A-” or higher by Standard & Poor’s or IBCA or “A-3” or higher by Moody’s or a comparable rating from a nationally recognized (in England) credit rating agency.”

“Systems - Drive Division — means the business and assets of PG DrivesTechnology Limited owned by Spirent plc, PG International plc, PG Drives Technology Limited and PG Drives Technology Inc.”

§8           Amendment to Schedule B of the Existing Note Purchase Agreement.  Schedule B of the Existing Note Purchase Agreement is hereby amended by adding the following defined terms in its appropriate place in alphabetical order in such Schedule:

“Bank Agent — means Lloyds TSB Bank plc or any successor or replacement entity acting as agent under the 2005 Bank Facility or any replacement bank facility.”

New Bank Facility — means the £30,000,000 credit facility entered into by the Company dated February 4, 2004.

2005 Bank Facility — means the £30,000,000 credit facility entered into by the Company dated February 2, 2005, and as in effect on February 2, 2005.”

§9           Amendment to Exhibit B of the Existing Note Purchase Agreement.    Exhibit B of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“EXHIBIT B

FORM OF NORMALIZATION CERTIFICATE

To:          Each of the Noteholders listed on Schedule A hereto

From:      Spirent plc

Date:

SPIRENT plc (formerly BOWTHORPE plc)

Amended and Restated Note Purchase Agreement

This is a Normalization Certificate.

The Company hereby represents and warrants as of the date hereof that:

1.             On three consecutive Normalization Testing Dates (as such term is defined in the Amended and Restated Note Purchase Agreement, as amended from time to time (the “Agreement”), dated as of March 11, 2003, between Spirent plc (the “Company”) and the Noteholders listed on Schedule A hereto; capitalized terms used herein without definition have the respective meanings specified in the Agreement), the Company’s ratio of Consolidated Net Debt, as of each such Normalization Testing Date, to Consolidated EBITDA, for the Accounting Period ending on such Normalization Testing Date, was less than 1.5 to 1.0.  The relevant Normalization Testing Dates and ratios are set out below:

Normalization Testing Date	Ratio of Consolidated Net Debt
to Consolidated EBITDA

2.             On the same three consecutive Normalization Testing Dates as mentioned in paragraph 1 above, the Company’s ratio of Consolidated EBITA to Consolidated Net Interest Expense, in each case determined for the Accounting Period ending on such Normalization Testing Date, was in excess of 4.5 to 1. The relevant Normalization Testing Dates and ratios are set out below:

Normalization Testing Date	Ratio of Consolidated EBITA
to Consolidated Net Interest Expense

3.             The Company has obtained Committed Medium-Term Financing(s) with                        [fill in names(s) of bank(s)/financial institution(s)], with a maturity/maturities of no earlier than February 1, 2006, providing for aggregate total commitments of not less than £30,000,000.  The principal terms and conditions of such Committed Medium-Term Financing(s) are set out on Schedule B hereto.

4.             No Default or Event of Default has occurred which is continuing.

Schedule C contains supporting calculations in reasonable detail with respect to the representations and warranties contained in paragraphs 1 and 2 hereof.

SPIRENT PLC

By:
Name:
Title:
[group finance director]

Schedule A

Metropolitan Life Insurance Company

Metropolitan Tower Life Insurance Company

Metropolitan Property and Casualty Insurance Company

Teachers Insurance and Annuity Association of America

The Lincoln National Life Insurance Company

Lincoln Life & Annuity Company of New York

First Penn-Pacific Life Insurance Company

The Travelers Insurance Company

Primerica Life Insurance Company

Connecticut General Life Insurance Company

Life Insurance Company of North America

Massachusetts Mutual Life Insurance Company

Swiss Re Life & Health America Inc

[To be updated as required at the time of delivery to
accurately reflect the Noteholders at such time.]

Schedule B

[to be provided by the Company]

Schedule C

[to be provided by the Company]”